Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert C. Kreidler,  Executive Vice President and Chief Financial Officer, of Sysco Corporation (the “company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.

The company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2013 (“Quarterly Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	All of the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:  November 4, 2013

/s/ ROBERT C. KREIDLER

Robert C. Kreidler

Executive Vice President and Chief Financial Officer